Exhibit 10.44

FOURTH (2008-2) CUSTOMIZED AMENDMENT

TO THE 2003 AMENDED AND RESTATED

AMPHENOL CORPORATION EMPLOYEE SAVINGS/401(K) PLAN

WHEREAS, Amphenol Corporation (“Amphenol”) has adopted the restated Amphenol Corporation Employee Savings/401(k) Plan (the “Plan”) through adoption of the Fidelity Investments CORPORATEplan for Retirementsm Profit Sharing/401(k) Plan Basic Plan Document No. 02 (the “Prototype”) and the Non-Standardized Adoption Agreement No. 001 (the “Adoption Agreement”), to comply with the applicable requirements of the Retirement Protection Act of 1994 (“GATT”), Uniformed Services Employment and Reemployment Rights Act of 1994, Small Business Job Protection Act of 1996, Taxpayer Relief Act of 1997, Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000, effective as of May 8, 2003, except to the extent the applicable laws named above provide for an earlier effective date;

WHEREAS, Section 16.02 of the Plan allows Amphenol to amend the Plan;

WHEREAS, Amphenol previously amended the Plan to provide for employer contributions to be made on behalf of certain Participants (the “Class I Participants”);

WHEREAS, participants who are employed by Amphenol PCD, Inc., a wholly-owned subsidiary of Amphenol, are not currently Class I Participants;

WHEREAS, Amphenol, with the approval of Fidelity Management Trust Company, wishes to amend the Plan to provide for participants employed by Amphenol PCD, Inc. to be Class I Participants, effective August 1, 2008, as set forth in this amendment, with the understanding that such an amendment has the effect of taking the Plan outside of the Prototype;

NOW THEREFORE BE IT RESOLVED, that the following amendment, which amends and restates the 2008-1 Customized Amendment in its entirety, is hereby adopted, effective as of August 1, 2008:

1.                                       Matching Contribution.  Section 1.10 of the Adoption Agreement is hereby amended to provide for a Non-Discretionary Matching Employer Contribution for Class I Participants in the Plan.  The Non-Discretionary Matching Employer Contribution shall be 100% of the Class I Participant’s Compensation contributed to the Plan, up to a maximum of 3% of the Class I Participant’s Compensation.  The Contribution Period for purposes of calculating the amount of such matching contributions is the payroll period, provided that such Contribution Period shall not be more frequent than semi-monthly.  There are no continuing eligibility requirements, as described in Section 1.10(d) of the Adoption Agreement, for the Class I Participants to be entitled to receive such matching contributions.

2.                                       Non-Elective Employer Contribution.  Section 1.11 of the Adoption Agreement is hereby amended to provide for a Nonelective Employer Contribution for Class I Participants in the Plan.  The Nonelective Employer Contribution shall be 2% of the Class I Participant’s Compensation.  The Contribution Period for purposes of calculating the amount of such contributions is the payroll period, provided that such Contribution Period shall not be more frequent than semi-monthly.  There are no continuing eligibility requirements, as described in Section 1.11(c) of the Adoption Agreement, for the Class I Participants to be entitled to receive such nonelective contributions.

3.                                       Vesting.   Section 1.15(b) of the Adoption Agreement is hereby amended to provide that Nonelective Employer Contributions on behalf of Class I Participants shall be 100% immediately vested and Non-Discretionary Matching Employer Contributions on behalf of Class I Participants shall vest in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
0	0%
1	25%
2	50%
3	75%
4	100%

Years of Vesting Service for Class I Participants employed by Amphenol Nexus Technologies who were employed by Nexus, Inc. on June 27, 2008 shall include service with Nexus, Inc.

4.                                       Definition: Class I Participant.  A Class I Participant is a Participant who is:

a.                                       an Affected Participant, on or after January 1, 2007;

b.                                      an employee of Amphenol Nexus Technologies, a division of Amphenol Corporation, on or after July 1, 2008; or

c.                                       an employee of Amphenol PCD, Inc., a wholly-owned subsidiary of Amphenol Corporation, on or after August 1, 2008.

For purposes of (a) above, “Affected Participant” means a salaried employee who:

i.                                          is an employee at a division or location that participated in the Pension Plan for Employees of Amphenol Corporation (the “Pension Plan”), as of December 31, 2006, and

ii.                                       is not a Grandfathered Participant Under the Pension Plan.

For purposes of the definition of Affected Participant, “Grandfathered Participant Under the Pension Plan” means a participant in a salaried portion of the Pension Plan who, continuously since December 31, 2006, has been actively employed (including on short term disability or an authorized leave of absence) or on long term disability at a participating division or location of Amphenol Corporation or a participating employer under the Pension Plan, and, as of December 31, 2006, was either:

x.             age 50 or older, with 15 or more Years of Vesting Service under the Pension Plan; or

y.             had 25 or more Years of Vesting Service under the Pension Plan.

For purposes of the definition of Affected Participant, participating divisions or locations of Amphenol Corporation and participating employers under the Pension Plan are:

A.                                   Participating Divisions or Locations of Amphenol Corporation under the Pension Plan:

Spectra Strip – Hamden, CT

Amphenol RF – Danbury, CT

Amphenol Fiber Optic Product – Lisle, IL

Amphenol Tuchel Electronics – Canton, MI

Amphenol Aerospace Operations – Sidney, NY

Amphenol Corporation Headquarters – Wallingford, CT

(Without limitation, Amphenol AssembleTech (Houston), Amphenol Phoenix Interconnect, Amphenol TCS and Amphenol Backplane Systems are not participating divisions or locations.)

B.                                     Participating Employers and their Participating Divisions or Locations under the Pension Plan:

Amphenol Interconnect Products Company — Endicott, NY (Amphenol AssembleTech (Florida) and Amphenol Precision Cable Manufacturing are not participating divisions or locations)

Times Fiber Communications, Inc.

Amphenol Cable On Demand Corp.

(Without limitation, Sine Systems Corporation, Amphenol T&M Antennas, Inc., Advanced Circuit Technology, Inc., Amphenol Connex Corporation, Amphenol PCD, Inc., Amphenol Antel, Inc., Amphenol Optimize Manufacturing Company, Amphenol InterCon Systems, Inc., Fiber Systems International, Inc., SV Microwave Technologies, Inc. and Amphenol Alden Products Company are not participating employers.)

IN WITNESS WHEREOF, Amphenol has signed this instrument this          day of July, 2008.

Amphenol Corporation

By:
Jerome F. Monteith
Its: Vice President, Human Resources